UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2021
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
550 W Adams St, Suite 200
Chicago, Illinois, 60661
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (312) 878-4860

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 7, 2021, Julia Kholodenko notified Strategic Realty Trust, Inc. (the “Company”) that she will resign as the Chief Accounting Officer of the Company, effective October 15, 2021 (the “Effective Date”). Ms. Kholodenko’s decision was based upon personal considerations and is unrelated in any manner to any past, present or contemplated accounting or finance issue or to any disagreement over accounting treatment or policy.
Effective October 15, 2021, the Board of Directors appointed Ryan Hess, 32, to serve as Chief Accounting Officer of the Company. As Chief Accounting Officer, Mr. Hess will be the Company’s principal accounting officer and will assume the responsibilities that were previously performed by Ms. Kholodenko, who acted as principal accounting officer of the Company since April 16, 2019.
Ryan Hess has served as Chief Financial Officer and Treasurer since May 2021. Mr. Hess serves as Controller of L3 Capital LLC (“L3 Capital”), a position he has held since January 2017. L3 Capital is a real estate investment firm focused on institutional quality, value-add, prime urban retail and mixed-use investment within first-tier U.S. metropolitan markets. L3 Capital is an affiliate of PUR Management which is an affiliate of PUR SRT Advisors LLC. Since April 1, 2021, PUR SRT Advisors LLC, has controlled SRT Advisor, LLC, the Company’s external advisor. Since joining L3 Capital in 2017, Mr. Hess has overseen all accounting, cash management, financial reporting, investor reporting, debt capital markets, and tax matters at both the corporate and investment levels. Mr. Hess also works with L3 Capital’s asset management team to maximize operating and financial returns. From April 2013 to December 2016, Mr. Hess was an Assurance Manager in RSM US LLP’s National Real Estate Group focusing on real estate private equity funds, developers, senior living operators, and joint venture structured investments. From September 2011 to April 2013, Mr. Hess was a staff accountant with FGMK LLC focusing on audit and tax. Mr. Hess received a BS in Business with an emphasis in Accounting and Finance from Indiana University. Mr. Hess is a Certified Public Accountant, licensed in the state of Illinois. Mr. Hess is a member of the American Institute of Certified Public Accountants (AICPA) and the Illinois CPA Society.
Except through his officer position with the Company’s external advisor, Mr. Hess has no direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, nor is he a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000. Mr. Hess does not receive any compensation directly from the Company for his services as Chief Financial Officer and Treasurer and Chief Accounting Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: October 12, 2021	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer